UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 3, 2006

INTER-TEL, INCORPORATED
(Exact name of registrant as specified in its charter)

Arizona	0-10211	86-0220994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1615 S. 52nd Street
Tempe, AZ 85281
(Address of principal executive offices, including zip code)
(480) 449-8900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
On March 3, 2006, the Company entered into a settlement agreement related to a long-standing legal dispute with a former foreign dealer, with which we have not transacted business in many years. As of December 31, 2005, the Company had recorded an estimated accrual for the contingency and related fourth quarter legal fees. Pursuant to the settlement, the Company will pay $1.2 million, and related fourth quarter legal fees of $400,000, the total of which exceeds the original estimated accrued amount. The Company also expects to incur additional legal fees directly related to this settlement totaling approximately $1.2 million, which are expected to be recorded as period costs during the first quarter of 2006.
As a result of the settlement, the Company has increased by $880,000 the liability previously accrued related to this contingency. This increase resulted in a change in the preliminary financial results previously reported in a report on Form 8-K filed February 14, 2006. The effect of the settlement and the increase to the related liability was to reduce operating income and income before income taxes for the quarter and year ended December 31, 2005 by $880,000, reduce income tax provision by $340,000 for the quarter and year ended December 31, 2005, and reduce net income by $540,000 for the quarter and year ended December 31, 2005. As a result of the final settlement, we have adjusted earnings per share as follows:

	As Previously Released		As Revised
	Basic	Diluted	Basic	Diluted

Quarter ended December 31, 2005	$0.33	$0.33	$0.31	$0.31

Year ended December 31, 2005	$0.70	$0.68	$0.68	$0.66
The information above is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Inter-Tel’s expectation of legal fees in the first quarter of 2006. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. These risks and uncertainties include, but are not necessarily limited to the risk that Inter-Tel’s actual first quarter legal fees may be different from the anticipated costs. For a further list and description of such risks and uncertainties related to Inter-Tel’s business, please see Inter-Tel’s previously filed SEC reports, including without limitation, Inter-Tel’s annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Inter-Tel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED
By:	/s/ Kurt R. Kneip
Kurt R. Kneip
Chief Financial Officer

Date:  March 8, 2006

2